PATRICK F. DONELAN
                                  12 Hook Road
                               Rye, New York 10580





                                                              May 11, 1998



Board of Trustees
Health and Retirement Properties Trust
400 Centre Street
Newton, Massachusetts 02158

Dear Sirs:

         I hereby consent to my being named as nominee to the Board of Trustees of Health and Retirement Properties Trust (the "Company") (i) in the Company's Registration Statement No. 333-26887 and any prospectus and prospectus supplement included therein and any registration statement related thereto filed by the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended, (ii) in the Company's supplemental proxy materials relating to its Annual Meeting of Shareholders to be commenced on May 12, 1998, (iii) in any of the Company's filings pursuant to Rule 13, 14 or 15 of the Securities Exchange Act of 1934, as amended, and (iv) in the Company's Registration Statements Nos. 33-62135, 333-47815 and 333-47817.



                                                       Sincerely,


                                                       /s/ Patrick F. Donelan
                                                       -------------------------
                                                       Patrick F. Donelan